Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of VLOV, Inc. on Post-Effective Amendment No. 1 to Form S-1 (No. 333-163803) of our report dated March 31, 2011 on the consolidated financial statements of VLOV, Inc. and to the reference to us under the heading "Experts" in the prospectus.

Crowe Horwath LLP

Indianapolis, Indiana
April 20, 2011